EXHIBIT 99.1

Press Contact:

Stacy Spivack

Senior Marketing Manager, Westaff, Inc.

(P) 925.952.2521

(E) sspivack@westaff.com

Westaff Announces New Appointments to Senior Management

Staffing Industry Veterans Return to Westaff in Leadership Roles

WALNUT CREEK, Calif., June 11, 2008 - Westaff, Inc. (NASDAQ: WSTF), a leading provider of staffing services, announced today that Stephen J. Russo and Christa Leonard have agreed to join Westaff as chief operating officer and chief financial officer, respectively.

Both Russo and Leonard are returning to Westaff after departing the company in 2006 to assume senior management positions with Prudential California Realty, as COO and CFO respectively.

According to Westaff CEO and Chairman, Michael T. Willis, with the improving economy, the company is poised to enter a phase of accelerated growth. Regarding the appointments, he commented, “Steve and Christa not only have strong ties to the company and our community, they are industry veterans with extensive experience in operations and finance, as well as mergers & acquisitions.”

He continued, “We believe that the industry could be moving towards the next phase of consolidation.  We sought out this duo as the best candidates to help prepare the company to expedite our long-term plan.”

Steve Russo has over 22 years of senior management experience with 15 years in the staffing industry.  During his career, he has served Westaff in two different positions, as vice president, finance from 1991-1995, and as senior vice president, field operations from 2004-2006, before joining Prudential California Realty as COO. He holds a bachelor’s in finance from Santa Clara University and currently resides in Walnut Creek, Calif.

Christa Leonard has more than two decades of senior management and public accounting experience with major firms, including KPMG Peat Marwick & Co.  Prior to her position as CFO of Prudential California Realty, she served as vice president, finance and treasurer of Westaff for more than five years. She is a CPA and earned her bachelor’s in business administration/accounting from California State University, Hayward.  She resides in the town of Alamo, Calif.

About Westaff

Westaff provides staffing services and employment opportunities for businesses in global markets. Westaff annually employs in excess of 125,000 people and services more than 20,000 client accounts from 179 offices located throughout the United States, Australia and New Zealand. For more information, please visit our Web site at www.westaff.com.

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This press release contains forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements in this release are generally identified by words such as “expects,” “believes,” “will,” “should” and similar expressions that are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements contained herein include, but are not limited to, statements regarding (i) Westaff’s expectation that Mr. Russo will join Westaff as Chief Operating Officer and Ms. Leonard will join Westaff as Chief Financial Officer; (ii) Westaff’s expectations regarding the company’s growth prospects; (iii) Westaff’s expectations regarding industry consolidation; and (iv) Westaff’s expectations that Mr. Russo and Ms. Leonard will help prepare the company to expedite its long-term plan.  The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks and uncertainties cannot be controlled by the Company. These risks and uncertainties include, but are not limited to:  unanticipated personnel developments; unanticipated delays in the effectiveness of the appointments of Mr. Russo as Chief Operating Officer and Ms. Leonard as Chief Financial Officer, respectively; an intensely priced competitive market;  our significant working capital needs and our ability to borrow to meet those needs; our ability to borrow under our credit facilities and our compliance with their debt covenants; variability of the amount of collateral that we are required to maintain to support our workers’ compensation obligation; the sufficiency of our workers’ compensation claims reserve; variability of employee-related costs, including workers’ compensation liabilities; possible adverse effects of fluctuations in the general economy; our ability to collect on our accounts receivable; risks related to franchise agent operations; risks related to international operations and fluctuating exchange rates; reliance on executive management and key personnel; our ability to attract and retain the services of qualified temporary personnel; the ability of our customers to terminate our service agreement on short notice; variability of the cost of unemployment insurance for our temporary employees; any difficulty with our information technology system; government regulation; potential exposure to employment-related claims; the volatility of the Company’s stock price; increased regulatory compliance costs; and litigation and other claims. Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K for the year ended November 3, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended April 19, 2008.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information. The Company undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.